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On the Issue Date specified, Ford Motor Credit Company ("Ford Credit") will issue the series of its Continuously Offered Bonds for Retail Accounts Due Nine Months or More from the Date of Issue described below. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase each series of the Notes at the price indicated, for resale at the Price to Public shown below. After the initial public offering of each series, the offering price for that series may be changed.

        Filed under Rule 424(b)(3), Registration Statement No. 333-86832
               Pricing Supplement No. 51, dated November 22, 2004
          (To prospectus dated May 17, 2002, and prospectus supplement dated November 21, 2003)

                            FORD MOTOR CREDIT COMPANY

                 CONTINUOUSLY OFFERED BONDS FOR RETAIL ACCOUNTS
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

==============================================================================================================================
    FIXED RATE NOTE                       PRICE TO         FIXED
         CUSIP                           PURCHASING   INTEREST RATE PER       INTEREST          STATED MATURITY    SURVIVOR'S
        NUMBER       PRICE TO PUBLIC(1)   AGENT(1)         ANNUM          PAYMENT FREQUENCY          DATE            OPTION
==============================================================================================================================
      34539C WS7          100.0%          99.6125%          4.000%             Monthly          December 20, 2006      YES

REDEMPTION INFORMATION:  N/A
------------------------------------------------------------------------------------------------------------------------------
      34539C WT5          100.0%          99.3875%          4.300%            Quarterly         December 20, 2007      YES

REDEMPTION INFORMATION:  N/A
------------------------------------------------------------------------------------------------------------------------------
      34539C WU2          100.0%          99.0250%          5.350%            Quarterly         December 21, 2009      YES

REDEMPTION INFORMATION: REDEEMABLE AT THE OPTION OF FORD CREDIT ON ANY INTEREST PAYMENT DATE BEGINNING DECEMBER 20, 2005.
SEE THE PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.
------------------------------------------------------------------------------------------------------------------------------
      34539C WV0          100.0%          98.8250%          5.700%          Semi-Annually       December 20, 2011      YES

REDEMPTION INFORMATION: REDEEMABLE AT THE OPTION OF FORD CREDIT ON ANY INTEREST PAYMENT DATE BEGINNING DECEMBER 20, 2006.
SEE THE PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.
------------------------------------------------------------------------------------------------------------------------------
      34539C WW8          100.0%          98.5250%          6.050%          Semi-Annually       December 22, 2014      YES

REDEMPTION INFORMATION: REDEEMABLE AT THE OPTION OF FORD CREDIT ON ANY INTEREST PAYMENT DATE BEGINNING DECEMBER 20, 2006.
SEE THE PROSPECTUS SUPPLEMENT FOR FURTHER INFORMATION.
==============================================================================================================================

---------------
(1) Expressed as a percentage of the aggregate principal amount.
            Trade Date: November 22, 2004
            Issue Date: December 1, 2004                                                                MERRILL LYNCH & CO.
            Minimum Denominations/Increments: $1,000/$1,000                                              PURCHASING AGENT
            All trades in the Notes described in this pricing supplement will settle on the             ACTING AS PRINCIPAL
            Issue Date in same-day funds without accrued interest, in book-entry form only through DTC.
            Merrill Lynch & Co. DTC Participant Number: 161

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